Exhibit 99(a)

PROGRAMME AGREEMENT

DATED 21 JULY 2006

WACHOVIA CORPORATION

and

WACHOVIA BANK, NATIONAL ASSOCIATION

U.S.$ 20,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

ALLEN & OVERY LLP

LONDON

THIS AGREEMENT is dated 21 July 2006

AMONG:

(1)	WACHOVIA CORPORATION (the Corporation);

(2)	WACHOVIA BANK, NATIONAL ASSOCIATION (the Bank, each of the Corporation and the Bank being referred to as an Issuer and collectively as the Issuers); and

(3)	ABN AMRO BANK N.V., BARCLAYS BANK PLC, THE ROYAL BANK OF SCOTLAND PLC, UBS LIMITED and WACHOVIA SECURITIES INTERNATIONAL LIMITED (the Initial Dealers).

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

Agency Agreement means the agreement dated 21 July 2006 between the Issuers, the Principal Paying Agent and the other Paying Agents referred to in it under which, amongst other things, the Principal Paying Agent is appointed as issuing agent, principal paying agent and agent bank for the purposes of the Programme;

Agreement Date means, in respect of any Note, the date on which agreement is reached for the issue of such Note as contemplated in clause 2 which, in the case of Notes issued on a syndicated basis or otherwise in relation to which a Subscription Agreement is entered into, shall be the date on which the relevant Subscription Agreement is signed by or on behalf of all the parties to it;

Agreements means each of this Programme Agreement and the Agency Agreement;

Arranger means Barclays Bank PLC and any other entity appointed as an arranger for the Programme or in respect of any particular issue of Notes under the Programme and references in this Agreement to the Arranger shall be references to the relevant Arranger;

CGN means a Temporary Global Note in the form set out in Part 1A of Schedule 6 to the Agency Agreement or a Permanent Global Note in the form set out in Part 2A of Schedule 6 to the Agency Agreement;

Confirmation Letter means:

(a)	in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Confirmation Letter substantially in the form set out in Part 2 of Appendix 3; and

(b)	in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Confirmation Letter substantially in the form set out in Part 4 of Appendix 3;

Dealer means each of the Initial Dealers (including Barclays Bank PLC in its capacity as Arranger) and any New Dealer and excludes any entity whose appointment has been terminated pursuant to clause 10, and references in this Agreement to the relevant Dealer shall, in relation to any Note, be references to the Dealer or Dealers with whom the relevant Issuer has agreed the issue and purchase of such Note hereunder;

Dealer Accession Letter means:

(a)	in respect of the appointment of a third party as a Dealer for the duration of the Programme, the Dealer Accession Letter substantially in the form set out in Part 1 of Appendix 3; and

(b)	in respect of the appointment of a third party as a Dealer for one or more particular issues of Notes under the Programme, the Dealer Accession Letter substantially in the form set out in Part 3 of Appendix 3;

Eurosystem – eligible NGN means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Exchange Act means the United States Securities Exchange Act of 1934;

Final Terms means the final terms issued in relation to each Tranche of Notes (substantially in the form of Annex 3 to the Procedures Memorandum) and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

FSMA means the Financial Services and Markets Act 2000;

Group means the Corporation and its Subsidiaries, taken as a whole;

Initial Documentation List means the lists of documents set out in Appendix 1;

Issuer means the Corporation or the Bank and references to the Issuers shall be references to the Corporation and the Bank and references to the relevant Issuer shall, in relation to any issue of Notes, be references to the Issuer which is, or is intended to be, the issuer of such Notes;

Lead Manager means, in relation to any Tranche of Notes, the Dealer named as the Lead Manager in the applicable Subscription Agreement;

Listing Agent means, in relation to any Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the listing agent appointed by the Issuer from time to time for the purposes of liaising with that Stock Exchange;

London Stock Exchange means the London Stock Exchange plc or any other body to which its functions have been transferred;

Moody’s means Moody’s Investors Service Limited;

New Dealer means any entity appointed as an additional Dealer in accordance with clause 11;

NGN means a Temporary Global Note in the form set out in Part 1B of Schedule 6 to the Agency Agreement or a Permanent Global Note in the form set out in Part 2B of Schedule 6 to the Agency Agreement;

Note means a Note issued or to be issued by the relevant Issuer under the Programme, which Note may be represented by a Global Note or be in definitive form including any receipts, coupons or talons relating to it;

Offering Circular means the Offering Circular prepared in connection with the Programme and constituting a base prospectus for the purposes of Article 5.4 of the Prospectus Directive as revised, supplemented or amended from time to time by the Issuers in accordance with subclause 5.2 including any documents which are from time to time incorporated in the Offering Circular by reference, except that:

(a)	in relation to each Tranche of Notes only the applicable Final Terms shall be deemed to be included in the Offering Circular; and

(b)	for the purpose of subclause 4.2 in respect of the Agreement Date and the Issue Date, the Offering Circular means the Offering Circular as at the Agreement Date, but without prejudice to (a) above not including any subsequent revision, supplement or amendment to it or incorporation of information in it;

Official List has the meaning given to that term in section 103 of the FSMA;

Principal Paying Agent means Citibank, N.A. as Principal Paying Agent under the Agency Agreement and any successor principal paying agent appointed in accordance with the Agency Agreement;

Procedures Memorandum means the Operating and Administrative Procedures Memorandum dated 21 July 2006 as amended or varied from time to time including, in respect of any Tranche, by agreement between the Issuers and the relevant Dealer or Lead Manager with the approval of the Principal Paying Agent;

Programme means the Euro Medium Term Note Programme established on • July 2006;

Prospectus Directive means Directive 2003/71/EC;

Prospectus Regulation means Commission Regulation (EC) No 809/2004 implementing the Prospectus Directive;

Prospectus Rules means, in the case of Notes which are to be listed on the London Stock Exchange, the prospectus rules made under the FSMA;

Registered Notes means Notes which are issued in registered form;

Registrar means Citigroup Global Markets Deutschland AG & Co. KGaA as Registrar under the Agency Agreement which expression shall include any successor or additional registrar appointed in accordance with the Agency Agreement;

Relevant Party means each Dealer, each of their respective affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act) and each of their respective directors, officers, employees and agents;

Securities Act means the United States Securities Act of 1933;

Standard & Poor’s means Standard & Poor’s Ratings Services, a Division of the McGraw Hill Companies Inc.;

Stock Exchange means the London Stock Exchange or any other stock exchange on which any Notes may from time to time be listed, and references in this Agreement to the relevant Stock Exchange shall, in relation to any Notes, be references to the stock exchange or stock exchanges on which the Notes are from time to time, or are intended to be, listed; and

Subscription Agreement means an agreement supplemental to this Agreement (by whatever name called) in or substantially in the form set out in Appendix 5 or in such other form as may be agreed between the relevant Issuer and the Lead Manager or one or more Dealers (as the case may be).

1.2	(a) In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;

(ii)	a person includes any individual, company, unincorporated association, government, state agency, international organisation or other entity;

(iii)	a provision of a law is a reference to that provision as extended, amended or re-enacted;

(iv)	a clause or appendix is a reference to a clause of, or an appendix to, this Agreement;

(v)	a person includes its successors and assigns;

(vi)	a document is a reference to that document as amended from time to time; and

(vii)	a time of day is a reference to London time;

(b)	the headings in this Agreement do not affect its interpretation;

(c)	terms defined in the Agency Agreement, the Conditions and/or the applicable Final Terms and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires;

(d)	all references in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuers and the Principal Paying Agent;

(e)	as used herein, in relation to any Notes which are to have a “listing” or to be “listed” (i) on the London Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market and (ii) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC); and

(f)	references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

1.3	This Agreement supersedes and replaces in its entirety the Programme Agreement dated 13 June 2006 among the parties hereto. Such Programme Agreement dated 13 June 2006 is hereby terminated and shall have no further force or effect.

2.	AGREEMENTS TO ISSUE AND PURCHASE NOTES

2.1	Subject to the terms and conditions of this Agreement, either Issuer may from time to time agree with any Dealer to issue, and any Dealer may agree to purchase, Notes.

2.2	Unless otherwise agreed between the parties, on each occasion on which any Issuer and any Dealer agree on the terms of the issue by the relevant Issuer and purchase by the Dealer of one or more Notes:

(a)	the relevant Issuer shall cause the Notes, which shall be initially represented by a Temporary Global Note or a Permanent Global Note or, in the case of Registered Notes, shall be initially represented by a Registered Global Note, as indicated in the applicable Final Terms, to be issued and delivered, if the Notes are CGNs, to a common depositary or, if the Notes are NGNs, a common safekeeper, in each case for Euroclear and Clearstream, Luxembourg on the agreed Issue Date;

(b)	the securities account of the relevant Dealer with Euroclear and/or Clearstream, Luxembourg (as specified by the relevant Dealer) will be credited with the Notes on the agreed Issue Date, as described in the Procedures Memorandum; and

(c)	the relevant Dealer or, as the case may be, the Lead Manager shall, subject to the Notes being so credited, cause the net purchase moneys for the Notes to be paid in the relevant currency by transfer of funds to an account designated by the Issuer with the Principal Paying Agent or (in the case of syndicated issues) the designated account of the relevant Issuer so that the payment is credited to that account for value on the relevant Issue Date, as described in the Procedures Memorandum.

2.3	Unless otherwise agreed between the relevant Issuer and the relevant Dealer, where more than one Dealer has agreed with the relevant Issuer to purchase a particular Tranche of Notes under this clause, the obligations of those Dealers shall be joint and several.

2.4	Where any Issuer agrees with two or more Dealers to issue, and those Dealers agree to purchase hereunder, Notes on a syndicated basis, the relevant Issuer shall enter into a Subscription Agreement with those Dealers. The relevant Issuer may also enter into a Subscription Agreement with one Dealer only. For the avoidance of doubt, the Agreement Date in respect of any such issue shall be the date on which the Subscription Agreement is signed by or on behalf of all the parties to it.

2.5	The procedures which the parties intend should apply for the purposes of issues not to be subscribed under a Subscription Agreement are set out in Annex 1, Part 1A (in the case of Bearer Notes) and Part 1B (in the case of Registered Notes) of the Procedures Memorandum. The procedures which the parties intend should apply for the purposes of issues to be subscribed under a Subscription Agreement are set out in Annex 1, Part 2A (in the case of Bearer Notes) and Part 2B (in the case of Registered Notes) of the Procedures Memorandum. These procedures may be varied in respect of any issue by agreement between the parties to that issue.

2.6	Each Issuer acknowledges that any issue of Notes in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply may only be issued in circumstances which comply with those laws, guidelines, regulations, restrictions or reporting requirements from time to time.

3.	CONDITIONS OF ISSUE; UPDATING OF LEGAL OPINIONS

3.1	First issue

Before any Issuer reaches its first agreement with any Dealer for the issue and purchase of Notes under this Agreement, each Dealer shall have received, and found satisfactory (in its reasonable opinion), all of the documents and confirmations described in Part 1 of the Initial Documentation List. Any Dealer must notify the Arranger and the relevant Issuer within seven London business days of receipt of the documents and confirmations described in Part 1 of the Initial Documentation List if in its reasonable opinion it considers any document or confirmation to be unsatisfactory and, in the absence of notification, each Dealer shall be deemed to consider the documents and confirmations to be satisfactory.

3.2	Each issue

The obligations of a Dealer under any agreement for the issue and purchase of Notes made under clause 2 are conditional on:

(a)	there having been, as at the proposed Issue Date, no material adverse change or any development involving a prospective material adverse change from that set forth in the Offering Circular as at the relevant Agreement Date in the consolidated condition (financial or otherwise), results of operations, prospects or business affairs of the relevant Issuer nor the occurrence of any event making untrue or incorrect any of the representations and warranties contained in clause 4;

(b)	there being no outstanding breach of any of the obligations of the relevant Issuer under this Agreement, the Agency Agreement or any Notes which has not been expressly waived by the relevant Dealer on or prior to the proposed Issue Date;

(c)	subject to clause 12, the aggregate nominal amount (or, in the case of Notes denominated in a currency other than U.S. dollars, the U.S. dollar equivalent (determined as provided in subclause 3.5) of the aggregate nominal amount) of the Notes to be issued, when added to the aggregate nominal amount (or, in the case of Notes denominated in a currency other than U.S. dollars, the U.S. dollar equivalent (as so determined) of the aggregate nominal amount) of all Notes outstanding (as defined in the Agency Agreement) on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on the Issue Date) not exceeding U.S.$20,000,000,000;

(d)	in the case of Notes which are intended to be listed, the relevant authority or authorities having agreed to list the Notes, subject only to the issue of the relevant Notes;

(e)	no meeting of the holders of Notes (or any of them) having been duly convened but not yet held or, if held but adjourned, the adjourned meeting having not been held and the relevant Issuer not being aware of any circumstances which are likely to lead to the convening of such a meeting;

(f)	in the opinion of the relevant Dealer (after consultation with the Issuer, if practicable):

(i)	there being:

(A)	no circumstances such as to prevent or to a material extent restrict payment for the Notes in the manner contemplated in this Agreement; or

(B)	no circumstances such as to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

(ii)	there having been no change in national or international political, legal, tax or regulatory conditions or any calamity or emergency, which has in its view caused a substantial deterioration in the price and/or value of the Notes, between the Agreement Date and the Issue Date for the Notes;

(g)	there being in full force and effect all governmental or regulatory resolutions, approvals or consents required for the relevant Issuer to issue the Notes on the proposed Issue Date and for the relevant Issuer to fulfil its obligations under the Notes and the relevant Issuer having delivered to the relevant Dealer certified copies of those resolutions, approvals or consents and, where applicable, certified English translations of them;

(h)	there having been, between the Agreement Date and the Issue Date, no downgrading in the rating of any of the relevant Issuer’s debt by Standard & Poor’s, Moody’s or Fitch Ratings Ltd or the placing on “Creditwatch” with negative implications or similar publication of formal review by the relevant rating agency;

(i)	the forms of the Final Terms, the applicable Global Notes, Notes in definitive form and Receipts, Coupons or Talons (each as applicable) in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the relevant Issuer, the relevant Dealer and the Principal Paying Agent;

(j)	the relevant currency being accepted for settlement by Euroclear and Clearstream, Luxembourg;

(k)	the delivery to the Principal Paying Agent as custodian of the Registered Global Note representing the relevant Registered Notes and the delivery, if the Notes are CGNs, to the common depositary or, if the Notes are NGNs, the common safekeeper of the Temporary Global Note and/or the Permanent Global Note representing the relevant Bearer Notes as provided in the Agency Agreement;

(l)	any calculations or determinations which are required by the relevant Conditions to have been made prior to the Issue Date having been duly made;

(m)	in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange or offered to the public in a European Economic Area Member State in circumstances which require, or but for the fact that the denomination of the Notes is €50,000 (or its equivalent in any other currency) would require, the publication of a prospectus under the Prospectus Directive:

(i)	the denomination of the Notes being €50,000 (or its equivalent in any other currency) or more; and

(ii)	either (A) there being no significant new factor, material mistake or material inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes which are intended to be listed or (B) if there is such a significant new factor, material mistake or material inaccuracy, a supplement to the Offering Circular having been published in accordance with the Prospectus Directive pursuant to clause 5.2;

(n)	in the case of Notes which are intended to be listed on the London Stock Exchange the Offering Circular having been approved as a base prospectus by the Financial Services Authority and having been published in accordance with the Prospectus Directive; and

(o)	in the case of Notes which are intended to be listed on a European Economic Area Stock Exchange (other than the London Stock Exchange) or offered to the public in a European Economic Area Member State (other than the United Kingdom) in circumstances which require the publication of a prospectus under the Prospectus Directive, the competent authority of each relevant European Economic Area Member State having been notified in accordance with the procedures set out in Articles 17 and 18 of the Prospectus Directive and all requirements under those Articles having been satisfied and, if required pursuant to Article 19(4) of the Prospectus Directive, a summary having been drawn up.

In the event that any of the above conditions is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

3.3	Waiver

Subject to the discretion of the Lead Manager as provided in a Subscription Agreement, any Dealer, on behalf of itself only, may by notice in writing to the relevant Issuer waive any of the conditions precedent contained in subclause 3.2 (save for the condition precedent contained in subclauses 3.2(c) (n) and (o) in so far as they relate to an issue of Notes to that Dealer.

3.4	Updating of legal opinions

On each occasion when the Offering Circular is updated or amended pursuant to subclause 5.2(a), the Issuers will procure that further legal opinions, in such form and with such content as the Dealers may reasonably require, are delivered, at the expense of the Issuers, to the Dealers from legal advisers (approved by the Dealers) in the United States of America (including New York and North Carolina) and England.

In addition, on such other occasions as a Dealer so requests the Issuers (on the basis of reasonable grounds which shall include, without limitation, the publication of a supplement to the Offering Circular in accordance with the Prospectus Directive), the Issuers will procure that a further legal opinion or further legal opinions, as the case may be, in such form and with such content as the Dealers may reasonably require, is or are delivered, at the expense of the Issuers, to the Dealers from legal advisers (approved by the Dealers) in such jurisdictions (including with respect to New York, North Carolina and U.S. Federal Law) as the Dealers may reasonably require. If at or prior to the time of any agreement to issue and purchase Notes under clause 2 such a request is made with respect to the Notes to be issued, the receipt of the relevant opinion or opinions by the relevant Dealer in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to that Dealer.

3.5	Determination of amounts outstanding

For the purposes of subclause 3.2(c):

(a)	the U.S. dollar equivalent of Notes denominated in another Specified Currency shall be determined, at the discretion of the relevant Issuer, either as of the Agreement Date for those Notes or on the preceding day on which commercial banks and foreign exchange markets are open for general business in London, in each case on the basis of the spot rate for the sale of the U.S. dollar against the purchase of that Specified Currency in the London foreign exchange market quoted by any leading international bank selected by the relevant Issuer on the relevant day of calculation;

(b)	the U.S. dollar equivalent of Dual Currency Notes, Index Linked Notes and Partly Paid Notes shall be calculated in the manner specified above by reference to the original nominal amount on issue of those Notes (in the case of Partly Paid Notes regardless of the amount of the subscription price paid); and

(c)	the U.S. dollar equivalent of Zero Coupon Notes and other Notes issued at a discount or a premium shall be calculated in the manner set out above by reference to the net proceeds received by the relevant Issuer for the relevant issue.

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1	As at the date of this Agreement, each Issuer represents, warrants and undertakes to the Dealers and each of them as follows, as to itself:

(a)	that:

(i)	the most recently published audited consolidated financial statements of the Corporation (the audited accounts); and

(ii)	the most recently published unaudited interim consolidated financial statements of the Corporation,

were in each case prepared in accordance with the requirements of generally accepted accounting principles in the United States and that they present fairly in all material respects (i) the consolidated financial condition of the Corporation as at the date to which they were prepared (the relevant date) and (ii) the consolidated results of operations of the Corporation for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the consolidated condition (financial or otherwise), results of operations, prospects or business affairs of the Corporation since the date of the last filed accounts except as disclosed in the Offering Circular;

(b)	that the Bank’s most recently published “Consolidated Report of the Condition and Income for a Bank with Domestic and Foreign Offices” was prepared in accordance with the regulatory instructions issued by the Federal Financial Institutions Examinations Council and that it presents fairly in all material respects (i) the financial condition of the Bank as at the date to which it was prepared (the relevant date) and (ii) the results of operations of the Bank for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the consolidated condition (financial or otherwise), results of operations, prospects or business affairs of the Bank since the date of the last filed accounts except as disclosed in the Offering Circular;

(c)	that (i) the Offering Circular contains all material information with respect to such Issuer and the Notes to be issued under this Agreement, (ii) the Offering Circular does not contain an untrue statement of material fact or omit to state a material fact that is necessary in order to make the statements made in the Offering Circular, in the light of the circumstances under which they were made, not misleading and there is no other fact or matter omitted from the Offering Circular which was or is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of each Issuer and of the rights attaching to the Notes to be issued under this Agreement, (iii) the description of such Issuer set out in the Offering Circular is not misleading, inaccurate or inconsistent when read with other parts of the Offering Circular (iv) all reasonable enquiries have been made to ascertain such facts and to verify the accuracy of all such statements;

(d)	that the Offering Circular contains all the information required by section 87A of the FSMA and otherwise complies with the Prospectus Rules and otherwise complies with such law and regulations to the extent applicable to the Programme and has been published as required by the Prospectus Directive;

(e)	that such Issuer has been duly organised and is validly existing in good standing under the law of its jurisdiction of organisation with full power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular and to execute and perform its obligations under the Agreements to which it is a party;

(f)	that such Issuer (i) has all licences, permits, authorisations, consents and approvals, certificates, registrations and orders (Licences) and has made all necessary declarations and filings with all government agencies that are necessary to own or lease its properties and conduct its businesses as described in the Offering Circular and (ii) is conducting its business and operations in compliance with all applicable laws, regulations and guidelines except in the case of (i) and (ii) as is not material in the context of the Programme and/or the issue and offering of Notes under the Programme;

(g)	that the issue of Notes and the execution and delivery of the Agreements by each Issuer have been duly authorised by the relevant Issuer and, in the case of Notes, upon due execution, authentication, issue and delivery in accordance with the Agency Agreement, will constitute, and, in the case of the Agreements constitute, legal, valid and binding obligations of the relevant Issuer enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(h)	that the execution and delivery of the Agreements, the issue and, assuming compliance by the Dealers with their obligations hereunder, offering of Notes and the performance of the terms of any Notes and the Agreements will not infringe any law, regulation, order, rule, decree or statute applicable to such Issuer or to which its property may be subject and are not contrary to the provisions of the constitutional documents of such Issuer and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement to which either Issuer is a party or by which either Issuer or its property is bound;

(i)	that no Event of Default or event which with the giving of notice or lapse of time would constitute an Event of Default is subsisting in relation to any outstanding Note;

(j)	that such Issuer (i) is not in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound and no event has occurred which with the giving of notice or lapse of time would constitute a default under any such instrument, agreement or order which would be material in the context of the Programme and/or the issue and offering of Notes under the Programme; (ii) is not engaged (whether as defendant or otherwise) in, nor has such Issuer knowledge of the existence of, or any threat of, any legal, arbitration, administrative, governmental or other proceedings the result of which might relate to claims or amounts which would reasonably be expected to be material in the context of the Programme and/or the issue and offering of Notes under the Programme or which would have or have had a material adverse effect on the consolidated financial condition, results of operations, profitability or business of either Issuer and (iii) has not taken any action nor, to the best of its knowledge or belief having made all reasonable enquiries, have any steps been taken or legal proceedings commenced for the winding up or dissolution of such Issuer;

(k)	that (i) all required consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or governmental authority have been given, fulfilled or obtained and (ii) no other action or thing (including, without limitation, the payment of any stamp or other similar tax or duty) is required to be taken, fulfilled or done, by either Issuer for or in connection with (a) the execution, issue and, assuming compliance by the Dealers with their obligations hereunder, offering of Notes under the Programme and compliance by each Issuer with the terms of any Notes issued under the Programme or (b) the execution and delivery of, and compliance with the terms of, the Agreements;

(l)	that the Corporation and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorisations; (ii) transactions are recorded as necessary to (A) permit preparation of financial statements in conformity with accounting rules and standards generally applicable in its jurisdiction of organisation and (B) maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorisation; and (iv) such Issuer and its consolidated Subsidiaries (if any) has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of such Issuer’s consolidated financial statements in accordance with accounting rules and standards generally applicable in the United States;

(m)	that neither such Issuer nor any of its respective Subsidiaries nor, to the knowledge of such Issuer, any director, officer, agent, employee or affiliate of either Issuer or any of their respective Subsidiaries are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC);

(n)	that neither such Issuer nor any of their respective Subsidiaries, nor to such Issuer’s knowledge (having made all reasonable enquiries) any director, officer, agent, employee or other person associated with or acting on behalf of either Issuer or any of their respective Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA;

(o)	the operations of such Issuer and its Subsidiaries are and have been conducted at all times in compliance with money laundering statutes in the United States of America and of all jurisdictions in which each Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either Issuer or any of their respective Subsidiaries with respect to Money Laundering Laws is pending and, to the best of each Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(p)	that it is not necessary under the laws of the United States of America or any political subdivision thereof that any Noteholder, Dealer or Principal Paying Agent should be licensed, qualified or otherwise entitled to carry on business in the United States of America or any political subdivision thereof (i) to enable any of them to enforce their respective rights under the Notes or the Agreements or (ii) solely by reason of the execution, delivery or performance of the Agreements or the Notes;

(q)	that (i) except as described in the Offering Circular all payments of principal, interest and other amounts in respect of the Notes made to holders of the Notes who are non-residents of the United States of America or any political subdivision thereof will be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of the United States of America or any political subdivision or any authority thereof or therein having the power to tax and (ii) no stamp or other duty or similar tax is assessable or payable in, and no withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature is required to be made by or within, the United States of America or other subdivision of or authority therein or thereof having power to tax, in each case in connection with the authorisation, execution or delivery of the Agreements or with the authorisation, execution, issue or delivery of the Notes;

(r)	that in relation to each Tranche of Notes for which any Dealer is named as a Stabilising Manager in the applicable Final Terms, it has not issued and will not issue, without the prior consent of any such Dealer not to be unreasonably withheld or delayed, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses that stabilising action may take place in relation to the Notes to be issued and the relevant Issuer authorises such Dealer to make all appropriate disclosure in relation to stabilisation instead of the relevant Issuer, if so agreed between the relevant Issuer and the Dealer;

(s)	that any translation prepared by either Issuer of the description contained in the Offering Circular as required by Article 18 of the Prospectus Directive is accurate in all material respects;

(t)	that any summary required pursuant to Article 19(4) of the Prospectus Directive is not misleading, or materially inaccurate or inconsistent when read with other parts of the Offering Circular;

(u)	that none of either Issuer, its affiliates, nor any persons acting on any of their behalf, (except that no representation, warranty or undertaking is made with respect to any Dealer or the Arranger) has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes;

(v)	that the Corporation, its affiliates, and each person acting on any of their behalf (other than the Dealers) have complied and will comply with the offering restrictions condition of Regulation S under the Securities Act;

(w)	the Corporation is a “reporting issuer” within the meaning of Regulation S;

(x)	each Issuer is not, and as a result of the offering of Notes or the receipt or application of the proceeds thereof will not be, required to register under the Investment Company Act of 1940, as amended; and

(y)	Notes offered by the Bank are securities exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(2) thereof.

4.2	With regard to each issue of Notes, the relevant Issuer shall be deemed to repeat the representations, warranties and undertakings contained in subclause 4.1 as at the Agreement Date for such Notes (any agreement on such Agreement Date being deemed to have been made on the basis of, and in reliance on, those representations, warranties and undertakings) and as at the Issue Date of such Notes.

4.3	Each Issuer shall be deemed to repeat the representations, warranties and undertakings contained in subclause 4.1 on each date on which the Offering Circular is revised, supplemented or amended and on each date on which the aggregate nominal amount of the Programme is increased in accordance with clause 12.

4.4	The representations, warranties and undertakings contained in this clause shall continue in full force and effect notwithstanding the actual or constructive knowledge of any Dealer with respect to any of the matters referred to in the representations, warranties and undertakings set out above, any investigation by or on behalf of the Dealers or completion of the subscription and issue of any Notes.

5.	UNDERTAKINGS OF THE ISSUERS

5.1	Notification of material developments

(a)	Each Issuer shall promptly after becoming aware of the occurrence thereof notify each Dealer of:

(i)	(A) any Event of Default or any condition, event or act which would after an issue of Notes (or would with the giving of notice and/or the lapse of time) constitute an Event of Default or (B) any breach of its representations, warranties or undertakings contained in the Agreements; and

(ii)	any development affecting that Issuer or any of its business which is material in the context of the Programme or any issue of Notes except where notice of such occurrence is publicly available through such Issuer’s regulatory filings or through a press release issued by such Issuer.

(b)	If, following the Agreement Date and before the Issue Date of the relevant Notes, such Issuer becomes aware that any of the conditions specified in subclause 3.2 will not be satisfied in relation to that issue, the relevant Issuer shall forthwith notify the relevant Dealer to this effect giving full details thereof. In such circumstances, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer to be released and discharged from its obligations under the agreement reached under clause 2.

(c)	Without prejudice to the generality of this subclause 5.1, each Issuer shall from time to time promptly furnish to each Dealer any information relating to the relevant Issuer which the Dealer may reasonably request.

5.2	Updating of Offering Circular

(a)	On or before each anniversary of the date of this Agreement, the Issuers shall update or amend the Offering Circular (following consultation with the Arranger who will consult with the Dealers) by the publication of a new Offering Circular, in each case in a form approved by the Dealers.

(b)	Subject as set out in the proviso below, in the event of (i) a significant new factor, material mistake or material inaccuracy relating to the information included in the Offering Circular which is reasonably capable of affecting the assessment of the Notes arising or being noted, (ii) a change in the condition of either Issuer which is material in the context of the Programme or the issue of any Notes or (iii) the Offering Circular otherwise coming to contain an untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading or if it is necessary at any time to amend the Offering Circular to comply with, or reflect changes in, the laws or regulations of the United States of America or any other relevant jurisdiction the Issuers shall update or amend the Offering Circular (following consultation with the Arranger who will consult with the Dealers) by the publication in accordance with the Prospectus Directive of a supplement to it or a new Offering Circular, in each case in a form approved by the Dealers other than where a supplement has been prepared in accordance with subclause (c) below provided that each Issuer undertakes that in the period from and including an Agreement Date to and including the related Issue Date of the new Notes, it will only prepare and publish a supplement to, or replacement of, the Offering Circular if it is required, or has reasonable grounds to believe that it is required, to do so in order to comply with Section 87G of the FSMA and, in such circumstances, such supplement to, or replacement of, the Offering Circular shall, solely as between the relevant Issuer and the relevant Dealer and solely for the purposes of Section 87Q(4) of the FSMA and clause 3.2(a), be deemed to have been prepared and published so as to comply with the requirements of Section 87G of the FSMA.

(c)	On each occasion on which an Issuer publishes consolidated financial statements, that Issuer will prepare and publish in accordance with the Prospectus Directive a supplement to the Offering Circular either setting out those financial statements or incorporating them by reference in the Offering Circular.

(d)	If the terms of the Programme are modified or amended in a manner which would make the Offering Circular materially inaccurate or materially misleading, a new Offering Circular will be prepared and published in accordance with the Prospectus Directive by the Issuers in a form approved by the Dealers.

(e)	Upon any supplement or replacement Offering Circular being prepared and published as provided above the Issuers shall promptly without cost to the Dealers supply to each Dealer such number of copies of such supplement or replacement Offering Circular as each Dealer may reasonably request. Until a Dealer receives such supplement or replacement Offering Circular, as the case may be, the definition of Offering Circular in subclause 1.1 shall, in relation to such Dealer, mean the Offering Circular prior to the publication of such supplement or replacement Offering Circular, as the case may be.

5.3	Listing

Each Issuer confirms that it has made or caused to be made an application for the Programme to be listed on the London Stock Exchange.

If, in relation to any issue of Notes, it is agreed between the relevant Issuer and the relevant Dealer or the Lead Manager, as the case may be, to list the Notes on a Stock Exchange, the relevant Issuer undertakes to use its commercially reasonable endeavours to obtain and maintain the listing of the Notes on that Stock Exchange, provided, however, that the relevant Issuer shall not be obligated to maintain such listing and may cause the Notes to be de-listed if the continued listing would require preparation of financial statements in accordance with standards, other than those accounting principles generally accepted in the United States or otherwise in the case of the Bank, as required or permitted by United States banking regulatory authorities, if at any time the relevant Issuer shall determine that it can no longer reasonably comply with the requirements for listing the securities on that Stock Exchange and if maintenance of such listing becomes unduly onerous, or in any other circumstances in which the European Union Transparency Obligations Directive is implemented in a manner that, in the opinion of the relevant Issuer is unduly burdensome. If any Notes cease to be listed on the relevant Stock Exchange, the relevant Issuer shall use its commercially reasonable endeavours promptly to list the Notes on a stock exchange to be agreed between the relevant Issuer and the relevant Dealer or, as the case may be, the Lead Manager. For the avoidance of doubt, where the relevant Issuer has obtained the listing of Notes on a regulated market in the European Economic Area, the undertaking extends to maintaining that listing or, if this is not possible, to obtaining listing of the relevant Notes on another European Economic Area regulated market (subject to the proviso above).

Each Issuer shall comply with the rules of each relevant Stock Exchange (or any other relevant authority or authorities) and shall otherwise comply with any undertakings given by it from time to time to the relevant Stock Exchange (or any other relevant authority or authorities) in connection with the listing of any Notes on that Stock Exchange and, without prejudice to the generality of the foregoing, shall furnish or procure to be furnished to the relevant Stock Exchange (or any other relevant authority or authorities) all the information which the relevant Stock Exchange (or any other relevant authority or authorities) may require in connection with the listing on that Stock Exchange of any Notes. The Dealers agree to reasonably cooperate with each Issuer in this regard.

5.4	The Agreements

Each Issuer undertakes that it will not:

(a)	except with the consent of the Dealers which will not be unreasonably withheld or delayed, terminate any of the Agreements or effect or permit to become effective any amendment to any such Agreement which, in the case of an amendment, would or might reasonably be expected to materially adversely affect the interests of any Dealer; or

(b)	except with the consent of the Dealers which will not be unreasonably withheld or delayed, appoint a different Principal Paying Agent under the Agency Agreement,

and each Issuer will promptly notify each of the Dealers of any termination of, or amendment to, any of the Agreements and of any change in the Principal Paying Agent under the Agency Agreement.

5.5	Lawful compliance

Each Issuer will at all times ensure that all action required to be taken by it is taken and all necessary conditions are fulfilled (including, without limitation, obtaining and, where relevant, maintaining in full force and effect all necessary permissions, consents or approvals of all relevant governmental authorities) so that it may lawfully comply with its obligations under all Notes and the Agreements, provided that if, due to a change in law, the Issuer may no longer lawfully comply with such obligations the parties shall, to the extent reasonable, negotiate such changes to this Agreement as shall be required to ensure such compliance failing which (i) no further issues will be made under this Agreement and (ii) in relation to the Notes, where it is unduly burdensome or impossible to comply with this clause, the Issuer will have no obligation to the Dealers to do so.

5.6	Authorised representative

Each Issuer will notify the Dealers promptly in writing if any of the persons named in the list referred to in paragraph 3 of Part 1 of the Initial Documentation List ceases to be authorised to take action on its behalf or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Dealers that such person has been so authorised.

5.7	Auditors’ comfort letters

Each Issuer will:

(a)	at the time of the preparation of the initial Offering Circular;

(b)	on each occasion when the Offering Circular is updated or amended pursuant to subclause 5.2(a) and, if so requested by the Arranger on behalf of the Dealers or the relevant Dealer or Lead Manager, on each occasion when the Offering Circular is revised, supplemented or amended (insofar as the revision, supplement, update or amendment concerns or contains financial information about that Issuer); and

(c)	whenever requested to do so by a Dealer (on the basis of reasonable grounds),

deliver, at the expense of the relevant Issuer, to the Dealers a comfort letter or comfort letters from independent auditors of the relevant Issuer in such form and with such content as the Dealers may reasonably request provided that no letter or letters will be delivered under subclause 5.7(b) above if the only revision, supplement or amendment concerned is the publication or issue of any interim or annual financial statements of the relevant Issuer.

If at or prior to the time of any agreement to issue and purchase Notes under clause 2 a request is made under subclause 5.7(c) above with respect to the Notes to be issued, the receipt of the relevant comfort letter or letters in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to that Dealer.

5.8	No other issues

During the period commencing on an Agreement Date and ending on the Issue Date with respect to any Notes which are to be listed, the relevant Issuer will not, without the prior consent of the relevant Dealer or, as the case may be, the Lead Manager, issue or agree to issue any other listed notes, bonds or other debt securities of whatsoever nature (other than Notes to be issued to the same Dealer) where the notes, bonds or other debt securities would have the same maturity and currency as the Notes to be issued on the relevant Issue Date.

5.9	Information on Noteholders’ meetings

Each Issuer will, at the same time as it is despatched, furnish the Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which is despatched at the instigation of the relevant Issuer and will notify the Dealers immediately upon its becoming aware that a meeting of the holders of the Notes (or any of them) has otherwise been convened.

5.10	Ratings

Each Issuer undertakes promptly to notify the Dealers of any change in the ratings given by Moody’s and/or Standard & Poor’s and/or Fitch Ratings Ltd of the relevant Issuer’s debt or upon it becoming aware that such ratings are listed on “Creditwatch” or other similar publication of formal review by the relevant rating agency except where notice of such change in ratings or ratings review or is publicly available through such Issuer’s regulatory filings or through a press release issued by such Issuer.

5.11	Commercial Paper

In respect of any Tranche of Notes which has a maturity of less than one year, each Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

(a)	the relevant Dealer covenants in the terms set out in subclause 3(a) of Appendix 2; and

(b)	the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

6.	INDEMNITY

6.1	Without prejudice to the other rights or remedies of the Dealers, each Issuer severally undertakes to each Dealer that if that Dealer or any Relevant Party relating to that Dealer incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a Loss) arising out of, in connection with, or based on:

(a)	any failure by the relevant Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase; or

(b)	any actual or alleged breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the relevant Issuer under, this Agreement; or

(c)	any untrue or misleading (or allegedly untrue or misleading) statement of a material fact in, or any omission (or alleged omission) from, the Offering Circular; or

(d)	any untrue or misleading (or allegedly untrue or misleading) statement of a material fact in any additional written information provided by the relevant Issuer to the Dealers under clause 7,

the relevant Issuer shall pay to that Dealer on demand an amount equal to such Loss. No Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this subclause 6.1.

6.2	In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from either Issuer under this clause 6, the relevant Dealer shall promptly notify the relevant Issuer in writing but failure to do so will not relieve the relevant Issuer from any liability under this Agreement except to the extent that the Issuer is actually prejudiced thereby.

6.3	Neither Issuer shall, without the prior written consent of the relevant Dealer, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not the relevant Dealer is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the relevant Dealer from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the relevant Dealer.

6.4	If the indemnification provided for in this clause 6 is unavailable to or insufficient to hold harmless a Dealer or a Relevant Party in respect of any Loss, the relevant Issuer shall contribute to the amount paid or payable by such Dealer or Relevant Party as a result of such Loss in such proportion as is appropriate to reflect the relative benefits received by the relevant Issuer on the one hand and such Dealer or Relevant Party on the other from the relevant offering of Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the relevant Issuer shall contribute to such amount paid or payable by such Dealer or Relevant Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the relevant Issuer on the one hand and the relevant Dealer on the other in connection with the failure, breach, statement or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the relevant Issuer on the one hand and the relevant Dealer on the other shall be deemed to be in the same proportion as the total net proceeds from the relevant offering (before deducting expenses) received by the relevant Issuer bear to the total fees and commissions received by the relevant Dealer. The relative fault shall be determined by reference to, among other things and for example, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the relevant Issuer on the one hand or the relevant Dealer on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Issuer and the Dealers agree that it would not be just and equitable if contribution pursuant to this subclause 6.4 were determined by pro rata allocation (even if the Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subclause. The amount paid or payable by a Dealer or Relevant Party as a result of the Loss referred to above in this subclause 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such Dealer or Relevant Party in connection with investigating or defending any such action or claim.

6.5	The obligations of the Issuers under this clause 6 shall be in addition to any liability which the Issuers may otherwise have.

6.6	The respective indemnities, agreements, representations, warranties and other statements of the Issuers as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Dealer or any controlling person of any Dealer, or either Issuer, or any officer or director or controlling person of either Issuer, and shall survive delivery of and payment for the Notes.

7.	AUTHORITY TO DISTRIBUTE DOCUMENTS AND PROVIDE INFORMATION

Subject to clause 8, each Issuer authorises each of the Dealers on behalf of the relevant Issuer to provide copies of, and to make oral statements consistent with, the Offering Circular (and any translation of all or any part of the Offering Circular or any summary drawn up pursuant to Article 19(4) of the Prospectus Directive, as the case may be), and such additional written information as the relevant Issuer shall provide to the Dealers or approve for the Dealers to use or such other information as is in the public domain to actual and potential purchasers of Notes.

8.	DEALERS’ UNDERTAKINGS

Each Dealer severally agrees to comply with the restrictions and agreements set out in Appendix 2 unless otherwise agreed with an Issuer in relation to an issue of Notes issued by such Issuer.

9.	FEES, EXPENSES AND STAMP DUTIES

9.1	Unless otherwise agreed between the relevant Issuer and the Dealer(s) with respect to a particular Tranche of Notes, each Issuer undertakes that it will (whether or not any Notes are issued hereunder):

(a)	pay to each Dealer all commissions agreed between the relevant Issuer and that Dealer in connection with the sale of any Notes to that Dealer (and any value added tax or other similar tax thereon);

(b)	pay (together with any value added tax or other similar tax thereon):

(i)	the fees and expenses of its legal advisers and auditors;

(ii)	the cost of listing and maintaining the listing of any Notes which are to be listed on a Stock Exchange;

(iii)	the cost of obtaining any credit rating for the Notes;

(iv)	the fees and expenses of the Agents appointed under the Agency Agreement; and

(v)	all expenses in connection with (A) the establishment of the Programme and (B) each future update of the Programme including, but not limited to, the preparation and printing of the Offering Circular, all amendments and supplements to it, replacements of it and each update to it and the cost of any publicity agreed by the relevant Issuer;

(c)	pay the fees and disbursements of the legal advisers appointed to represent the Dealers (including any value added tax or similar tax thereon) in connection with each update of the Programme;

(d)	pay promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar duty or tax (including any stamp duty reserve tax) payable in connection with the entry into, performance, enforcement or admissibility in evidence of any Note, any of the Agreements or any communication pursuant thereto and that it will indemnify each Dealer against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax; and

(e)	reimburse each Dealer for its costs and expenses reasonably and properly incurred in protecting or enforcing any of its rights under this Agreement.

9.2	Payment of the fees and disbursements of the legal advisers appointed to represent the Dealers (including any value added tax or similar tax thereon) in connection with the establishment of the Programme will be shared equally between Barclays Bank PLC, UBS Limited and Wachovia Securities International Limited.

9.3	Subject to the succeeding sentence, all payments to a Dealer by each Issuer under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by the United States of America or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto, except for (i) any tax which could not have been imposed if the relevant Dealer had no present or former connection with the jurisdiction imposing such tax other than the performance of its obligations hereunder, (ii) any income, franchise or similar tax imposed on the overall net income of the relevant Dealer by any jurisdiction of which the payee is a resident, citizen or domiciliary, or in which such payee is engaged in business, (iii) any tax imposed that would not have been imposed but for the failure by the relevant Dealer to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any taxing authority if compliance is required by such taxing authority as a pre-condition to exemption from, or reduction in rate of, such tax, and (iv) any tax which could not have been imposed if the relevant Dealer had not performed services in the United States, all such taxes not subject to the exceptions, (Taxes). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the relevant Issuer will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made. In addition, each Issuer agrees to indemnify and hold the Dealers harmless against any Taxes which they are required to pay in respect of any amount paid by the relevant Issuer under this Agreement.

10.	TERMINATION OF APPOINTMENT OF DEALERS

The Issuers or (as to itself) a Dealer may terminate the arrangements described in this Agreement by giving not less than 30 days’ written notice to the other parties. The Issuers may terminate the appointment of a Dealer or Dealers by giving not less than 30 days’ written notice to such Dealer or Dealers (with a copy to all the other Dealers and the Principal Paying Agent). Termination shall not affect any rights or obligations (including but not limited to those arising under clauses 6, 8 and/or 9) which have accrued at the time of termination or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred before termination.

11.	APPOINTMENT OF NEW DEALERS

11.1	The Issuers may at any time appoint one or more New Dealers for the duration of the Programme or, with regard to an issue of a particular Tranche of Notes, the relevant Issuer may appoint one or more New Dealers for the purposes of that Tranche, in either case upon the terms of this Agreement. Unless an appointment is made in a Subscription Agreement any appointment shall be made by:

(a)	the delivery by the New Dealer to the Issuers or the relevant Issuer, as the case may be, of an appropriate Dealer Accession Letter; and

(b)	the delivery by the Issuers or the relevant Issuer, as the case may be, to the New Dealer of an appropriate Confirmation Letter.

11.2	Upon receipt of the relevant Confirmation Letter or execution of the relevant Subscription Agreement, as the case may be, each New Dealer shall, subject to the terms of the relevant Dealer Accession Letter or the relevant Subscription Agreement, as the case may be, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer under this Agreement provided that, except in the case of the appointment of a New Dealer for the duration of the Programme, following the Issue Date of the relevant Tranche, the relevant New Dealer shall have no further such authority, rights, powers, duties or obligations except for any which have accrued or been incurred prior to, or in connection with, the issue of the relevant Tranche.

11.3	The Issuers shall promptly notify the other Dealers and the Principal Paying Agent of any appointment of a New Dealer for the duration of the Programme by supplying to them a copy of any Dealer Accession Letter and Confirmation Letter. Such notice shall be required to be given in the case of an appointment of a New Dealer for a particular Tranche of Notes to the Principal Paying Agent only.

12.	INCREASE IN THE AGGREGATE NOMINAL AMOUNT OF THE PROGRAMME

12.1	From time to time the Issuers may increase the aggregate nominal amount of the Notes that may be issued under the Programme by delivering to the Dealers (with a copy to the Principal Paying Agent) a letter substantially in the form set out in Appendix 4. Upon the date specified in the notice (which date may not be earlier than seven London business days after the date the notice is given) and subject to satisfaction of the conditions precedent set out in subclause 12.2, all references in the Agreements to a Euro Medium Term Note Programme of a certain nominal amount shall be deemed to be references to a Euro Medium Term Note Programme of the increased nominal amount.

12.2	Notwithstanding subclause 12.1, the right of the Issuers to increase the aggregate nominal amount of the Programme shall be subject to each Dealer having received and found satisfactory all the documents and confirmations described in Part 2 of the Initial Documentation List (with such changes as may be relevant with reference to the circumstances at the time of the proposed increase as are agreed between each Issuer and the Dealers), and the satisfaction of any further conditions precedent that any of the Dealers may reasonably require, including, without limitation, the production of a new Offering Circular or a supplement to the Offering Circular by the Issuers and any further or other documents required by the relevant authority or authorities for the purpose of listing any Notes to be issued under the increased Programme on the relevant Stock Exchange. The Arranger shall circulate to the Dealers all the documents and confirmations described in Part 2 of the Initial Documentation List and any further conditions precedent so required. Any Dealer must notify the Arranger and the Issuers within seven London business days of receipt if it considers, in its reasonable opinion, that any of the documents, confirmations and, if applicable, further conditions precedent are unsatisfactory and, in the absence of such notification, each Dealer shall be deemed to consider the documents and confirmations to be satisfactory and any further conditions precedent to be satisfied.

13.	STATUS OF THE ARRANGER

13.1	Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Offering Circular, any Final Terms, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Tranche.

13.2	The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

15.	COMMUNICATIONS

15.1	All communications shall be by fax or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone. Each communication shall be made to the relevant party at the fax number or address or telephone number and, in the case of a communication by fax or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the others for the purpose. The initial telephone number, fax number and person or department so specified by each party are set out in the Procedures Memorandum.

15.2	A communication shall be deemed received (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

15.3	Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:

(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

16.	BENEFIT OF AGREEMENT

16.1	This Agreement shall be binding on and shall inure for the benefit of each Issuer and each Dealer and their respective successors and permitted assigns.

16.2	A Dealer may only assign or transfer its rights or obligations under this Agreement with the prior written consent of each Issuer except for an assignment and/or transfer of all of a Dealer’s rights and obligations under this Agreement in whatever form the Dealer determines may be appropriate to a partnership, corporation, trust or other organisation in whatever form that may succeed to, or to which the Dealer transfers, all or substantially all of the Dealer’s assets and business and that assumes the obligations by contract, operation of law or otherwise. Upon any transfer and assumption of obligations the Dealer shall be relieved of and fully discharged from all obligations under this Agreement, whether the obligations arose before or after the transfer and assumption.

17.	CURRENCY INDEMNITY

If, under any applicable law and whether pursuant to a judgment being made or registered against any Issuer or in the liquidation, insolvency or analogous process of any Issuer or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Dealer to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Dealer falls short of the amount due under the terms of this Agreement, each Issuer severally undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Dealer against the amount of such shortfall. For the purpose of this clause rate of exchange means the rate at which the relevant Dealer is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.

18.	CALCULATION AGENT

18.1	In the case of any Series of Notes which require the appointment of a Calculation Agent, the relevant Dealer or, as the case may be, the Lead Manager may request the relevant Issuer to appoint that Dealer or Lead Manager, or a person nominated by the Dealer or Lead Manager (a Nominee), as Calculation Agent.

18.2	Should a request be made to the relevant Issuer for the appointment of that Dealer or Lead Manager as the Calculation Agent, the appointment shall be automatic upon the issue of the relevant Series of Notes and shall, except as agreed, be on the terms set out in the Calculation Agency Agreement set out in Schedule 1 to the Agency Agreement, and no further action shall be required to effect the appointment of the Dealer or Lead Manager as Calculation Agent in relation to that Series of Notes, and the Schedule to the Calculation Agency Agreement shall be deemed to be duly annotated to include that Series. The name of the Dealer or Lead Manager so appointed will be entered in the applicable Final Terms.

18.3	Should a request be made to the relevant Issuer for the appointment of a Nominee as the Calculation Agent, the Nominee shall agree with the relevant Issuer in writing to its appointment as Calculation Agent on the terms set out in the Calculation Agency Agreement set out in Schedule 1 to the Agency Agreement and no further action shall be required to effect the appointment of the Nominee as Calculation Agent in relation to that Series of Notes, and the Schedule to the Calculation Agency Agreement shall be deemed to be duly annotated to include that Series. The name of the Nominee so appointed will be entered in the applicable Final Terms.

19.	STABILISATION

In connection with the distribution of any Notes, any Dealer designated as a Stabilising Manager in the applicable Final Terms may over-allot or effect transactions which support the market price of the Notes and/or any associated securities at a level higher than that which might otherwise prevail, but in doing so such Dealer shall act as principal and not as agent of the relevant Issuer. Any stabilisation will be conducted in accordance with all applicable regulations. Any loss resulting from over-allotment and stabilisation shall be borne, and any net profit arising therefrom shall be retained, by any Stabilising Manager for its own account.

20.	NO THIRD PARTY RIGHTS

This Agreement shall be binding upon, and inure solely to the benefit of, the Dealers and the Issuers and, to the extent provided in Clause 6, the Relevant Parties, and no other person shall acquire or have any right under or by virtue of this Agreement. No Dealer of any of the Notes from any Dealer shall be deemed a successor or assign by reason merely of such purchase.

21.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

21.1	Governing law

THIS AGREEMENT AND EVERY AGREEMENT FOR THE ISSUE AND PURCHASE OF NOTES AS REFERRED TO IN CLAUSE 2 SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

21.2	Submission to Jurisdiction

Each Issuer submits to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the Notes and waives, to the extent possible, any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

APPENDIX 1

INITIAL DOCUMENTATION LIST

PART 1

1.	A certified copy of the constitutional documents of each Issuer.

2.	A certified copy of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each Issuer:

(a)	to approve its entry into the Agreements, the creation of the Programme and the issue of Notes;

(b)	to authorise appropriate persons to execute each of the Agreements and any Notes and to take any other action in connection therewith; and

(c)	to authorise appropriate persons to enter into agreements with any Dealer on behalf of each Issuer to issue Notes in accordance with clause 2 of this Agreement.

3.	A certified list of the names, titles and specimen signatures of the persons authorised on behalf of each Issuer in accordance with paragraph 2(c).

4.	Certified copies of any other governmental or other consents, authorisations and approvals required for each Issuer to issue Notes, for each Issuer to execute and deliver the Agreements and for each Issuer to fulfil its obligations under the Agreements.

5.	Confirmation that one or more master Temporary Global Notes, master Permanent Global Notes or master Registered Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of each Issuer as specified in paragraph 2(b) above, have been delivered to the Principal Paying Agent as custodian, or to the common depositary or common safekeeper, as appropriate pursuant to subclause 3.2(k) of this Agreement.

6.	Legal opinions addressed to each of the Dealers dated on or after the date of this Agreement, in such form and with such content as the Dealers may reasonably require, from:

(a)	Sullivan & Cromwell LLP, legal advisers to the Issuers as to New York and U.S. federal law;

(b)	in-house legal counsel to the Issuers as to North Carolina law; and

(c)	Allen & Overy LLP, legal advisers to the Dealers as to New York and U.S. federal securities and tax law.

7.	A conformed copy of each Agreement and confirmation that executed copies of each Agreement have been delivered, in the case of the Agency Agreement, to the Principal Paying Agent (for itself and the other agents party thereto).

8.	A printed final version of the Offering Circular and the Procedures Memorandum.

9.	Confirmation that the Offering Circular has been approved as a base prospectus by the Financial Services Authority and has been published in accordance with the Prospectus Directive.

10.	Comfort letters from KPMG LLP as independent auditors of the Issuers in such form and with such content as the Dealers may reasonably request.

11.	Confirmation that the Programme has been rated Aa3 by Moody’s, A+ by Standard & Poor’s and AA- by Fitch Ratings Ltd.

12.	The election by the Agent of a common safe-keeper in accordance with Clause 2.3 of the Agency Agreement.

PART 2

1.	A certified copy of the constitutional documents of the relevant Issuer or confirmation that they have not been changed since they were last submitted to the Dealers.

2.	A certified copy of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of such Issuer to approve the increase in the amount of the Programme.

3.	Certified copies of any other governmental or other consents, authorisations and approvals required for the increase.

4.	Confirmation that one or more master Temporary Global Notes, master Permanent Global Notes or master Registered Global Notes (from which copies can be made for each particular issue of Notes), duly executed by a person or persons authorised to take action on behalf of the Issuer as specified in paragraph 2(b) of Part 1 of the Initial Documentation List, have been delivered to the Principal Paying Agent as custodian, or to the common depositary or common safekeeper, as appropriate pursuant to subclause 3.2(k) of this Agreement.

5.	Legal opinions addressed to each of the Dealers dated on or after the date of this Agreement, in such form and with such content as the Dealers may reasonably require, from:

(a)	Sullivan & Cromwell LLP, legal advisers to the Issuer as to New York and U.S. federal law;

(b)	in-house legal counsel to the Issuers as to North Carolina law; and

(c)	Allen & Overy LLP, legal advisers to the Dealers as to New York and U.S. federal securities and tax law.

6.	A printed final version of the Offering Circular.

7.	Confirmation that that (i) the Offering Circular has been approved as a base prospectus by the Financial Services Authority or (ii) the supplement has been approved by the Financial Services Authority and, in each case, has been published in accordance with the Prospectus Directive.

8.	Comfort letters from KPMG LLP as independent auditors of each Issuer in such form and with such content as the Dealers may reasonably request.

9.	Confirmation from Moody’s, Standard & Poor’s and Fitch Ratings Ltd that there has been no change in the rating assigned by them to the Programme as a result of the increase

10.	If the Notes are to be Eurosystem-eligible NGNs, confirmation that an effectuation authorisation in or substantially in the form set out in Annex 5 of the Procedures Memorandum, is delivered to each of Euroclear and Clearstream, Luxembourg (the ICSDs) and the execution and delivery of an Issuer-ICSD Agreement in or substantially in the form set out in Annex 6 of the Procedures Memorandum by the parties thereto (each duly executed by a person or persons authorised to take action on behalf of the relevant Issuer as specified in paragraph 2 above) has been delivered to the Principal Paying Agent.

APPENDIX 2

SELLING RESTRICTIONS

1.	United States

1.1	The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act. Each Dealer represents and agrees that it has offered and sold any Notes, and will offer and sell any Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the completion of the distribution of all Notes of the Tranche of which such Notes are a part, as determined and certified as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act. Each Dealer who has purchased Notes of a Tranche hereunder (or in the case of a sale of a Tranche of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Tranche purchased by or through it or, in the case of a syndicated issue, the relevant Lead Manager) shall determine and certify to the Principal Paying Agent the completion of the distribution of the Notes of such Tranche. On the basis of such notification or notifications, the Principal Paying Agent has agreed to notify such Dealer/Lead Manager of the end of the distribution compliance period with respect to such Tranche. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the Securities Act), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and certified by the relevant Dealer, in the case of a non-syndicated issue, or the Lead Manager, in the case of a syndicated issue, and except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subclause 1.1 have the meanings given to them by Regulation S.

1.2	Each Dealer represents and agrees that it, its affiliates or any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to any Note, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.

1.3	In addition in respect of Notes where TEFRA D applicable is specified in the applicable Final Terms:

(a)	except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the D Rules), each Dealer (i) represents that it has not offered or sold, and agrees that during the restricted period it will not offer or sell, Notes in bearer form to a person who is within the United States or its possessions or to a United States person, and (ii) represents that it has not delivered and agrees that it will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period;

(b)	each Dealer represents that it has and agrees that throughout the restricted period it will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(c)	if it is a United States person, each Dealer represents that it is acquiring Notes in bearer form for purposes of resale in connection with their original issuance and if it retains Notes in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section l.163-5(c)(2)(i)(D)(6);

(d)	with respect to each affiliate that acquires Notes in bearer form from a Dealer for the purpose of offering or selling such Notes during the restricted period, such Dealer repeats and confirms the representations and agreements contained in subclauses 1.3(a), 1.3(b) and 1.3(c) on such affiliate’s behalf; and

(e)	each Dealer represents that it shall obtain for the benefit of the relevant Issuer the representations and agreements contained in subclauses 1.3(a), 1.3(b), 1.3(c) and 1.3(d) from any person other than an affiliate with whom it enters into a written contract, as defined in U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(4), for the offer or sale during the restricted period of Notes in bearer form.

Terms used in this subclause 1.3 have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

1.4	Each issue of Index Linked Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the Issuer and the relevant Dealer may agree as a term of the issue and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Final Terms. The relevant Dealer agrees that it shall offer, sell and deliver such Notes only in compliance with such additional U.S. selling restrictions.

2.	European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

(a)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

3.	United Kingdom

Each Dealer represents and agrees that:

(a)	in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA would not, if each Issuer was not authorised person, apply to each Issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

4.	Japan

The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each Dealer agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

5.	General

Each Dealer agrees that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes the Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Issuers nor any other Dealer shall have any responsibility therefor.

Neither the Issuers nor any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating any such sale.

With regard to each Tranche, the relevant Dealer will be required to comply with any additional restrictions agreed between the relevant Issuer and the relevant Dealer and set out in the applicable Final Terms.

APPENDIX 3

FORMS OF DEALER ACCESSION LETTERS AND CONFIRMATION LETTERS

PART 1

FORM OF DEALER ACCESSION LETTER - PROGRAMME

[Date]

To:	Wachovia Corporation and
Wachovia Bank, National Association
(the Issuers)

Dear Sirs,

Wachovia Corporation and Wachovia Bank, National Association

Euro Medium Term Note Programme

We refer to the Programme Agreement dated 21 July 2006 entered into in respect of the above Medium Term Note Programme and made between the Issuers and the Dealers party to it (which agreement, as amended, supplemented or restated from time to time, is referred to as the Programme Agreement).

We confirm that we are in receipt of the following documents:

(a)	a copy of the Programme Agreement; and

(b)	a copy of current versions of all other documents delivered under Appendix 1 to the Programme Agreement as we have requested,

and have found them to our satisfaction.

For the purposes of the Programme Agreement our notice details are as follows:

[insert name, address, telephone, facsimile and attention].

In consideration of the appointment by the Issuers of us as a Dealer under the Programme Agreement we undertake, for the benefit of the Issuers and each of the other Dealers, that we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.

This letter is governed by, and shall be construed in accordance with, New York law.

Yours faithfully,

[Name of New Dealer]

By:

cc:	Citibank, N.A. as Principal Paying Agent
The other Dealers

PART 2

FORM OF CONFIRMATION LETTER - PROGRAMME

[Date]

To:	[Name and address of New Dealer]

Dear Sirs,

Wachovia Corporation and Wachovia Bank, National Association

Euro Medium Term Note Programme

We refer to the Programme Agreement dated 21 July 2006 (which agreement, as amended, supplemented or restated from time to time, is referred to as the Programme Agreement) entered into in respect of the above Medium Term Note Programme and acknowledge receipt of your Dealer Accession Letter to us dated [specify].

We confirm that, with effect from today’s date, you shall become a Dealer under the Programme Agreement in accordance with subclause 11.2 of the Programme Agreement.

Yours faithfully,

WACHOVIA CORPORATION

By:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

cc:	Citibank, N.A. as Principal Paying Agent
The other Dealers

PART 3

FORM OF DEALER ACCESSION LETTER - NOTE ISSUE

[Date]

To:	[Wachovia Corporation/Wachovia Bank, National Association]
(the Issuer)

Dear Sirs,

[Wachovia Corporation/Wachovia Bank, National Association]

[Description of issue]

(the Notes)

We refer to the Programme Agreement dated 21 July 2006 and made between the Issuer, [Wachovia Corporation/Wachovia Bank, National Association] and the Dealers party to it (which agreement, as amended, supplemented or restated from time to time, is referred to as the Programme Agreement).

We confirm that we are in receipt of the following documents:

(a)	a copy of the Programme Agreement; and

(b)	a copy of current versions of all other documents delivered under Appendix 1 of the Programme Agreement as we have requested,

and have found them to our satisfaction.

For the purposes of the Programme Agreement our notice details are as follows:

[insert name, address, telephone, facsimile and attention].

In consideration of the appointment by the Issuers of us as a Dealer under the Programme Agreement in respect of the issue of the Notes we undertake, for the benefit of the Issuers and each of the other Dealers, that, in relation to the issue of the Notes, we will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement.

This letter is governed by, and shall be construed in accordance with, New York law.

Yours faithfully,

[Name of New Dealer]

By:

cc:	Citibank, N.A. as Principal Paying Agent

PART 4

FORM OF CONFIRMATION LETTER - NOTE ISSUE

[Date]

To:	[Name and address of New Dealer]

Dear Sirs,

[Wachovia Corporation/Wachovia Bank, National Association]

[Description of issue]

(the Notes)

We refer to the Programme Agreement dated 21 July 2006 (which agreement, as amended, supplemented or restated from time to time, is referred to as the Programme Agreement) and acknowledge receipt of your Dealer Accession Letter to us dated [specify].

We confirm that, with effect from today’s date, in respect of the issue of the Notes, you shall become a Dealer under the Programme Agreement in accordance with subclause 11.2 of the Programme Agreement.

Yours faithfully,

[WACHOVIA CORPORATION/ WACHOVIA BANK, NATIONAL ASSOCIATION]

By:

cc:	Citibank, N.A. as Principal Paying Agent

APPENDIX 4

LETTER REGARDING INCREASE IN THE NOMINAL AMOUNT OF THE PROGRAMME

[Date]

To:	The Dealers
(as defined in the
Programme Agreement dated 21 July 2006,
as amended, supplemented or restated from
time to time (the Programme Agreement))

Dear Sirs,

Wachovia Corporation and Wachovia Bank, National Association

Euro Medium Term Note Programme

We require, pursuant to subclause 12.1 of the Programme Agreement, that the aggregate nominal amount of the above Programme be increased to U.S.$ [specify] from [specify date which is no earlier than seven London business days after the date the notice is given] whereupon (but subject as provided in the next paragraph) all references in the Agreements will be deemed amended accordingly.

We understand that this increase is subject to the satisfaction of the condition set out in subclause 12.2 of the Programme Agreement, namely that each Dealer shall have received and found satisfactory all the documents and confirmations described in the Part 2 of the Initial Documentation List (with such changes as may be relevant, with reference to the circumstances at the time of the proposed increase, as are agreed between the Issuer and the Dealers) and the delivery of any further conditions precedent that any of the Dealers may reasonably require.

You must notify the Arranger and ourselves within seven London business days of receipt by you of those documents and confirmations and, if applicable, further conditions precedent if you consider (in your reasonable opinion) that any of them are unsatisfactory and, in the absence of such notification, you will be deemed to consider such documents and confirmations to be satisfactory and such further conditions precedent to be satisfied.

Terms used in this letter have the meanings given to them in the Programme Agreement.

Yours faithfully,

WACHOVIA CORPORATION

By:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

cc:	Citibank, N.A. as Principal Paying Agent

APPENDIX 5

FORM OF SUBSCRIPTION AGREEMENT

[WACHOVIA CORPORATION/ WACHOVIA BANK, NATIONAL ASSOCIATION]

[DESCRIPTION OF ISSUE]

[DATE]

To:	[Names of Dealers]
(the Managers)

c/o	[Name of Lead Manager]
(the Lead Manager)

cc:	Citibank N.A., as Principal Paying Agent

Dear Sirs,

[Wachovia Corporation/Wachovia Bank, National Association] (the Issuer) proposes to issue [DESCRIPTION OF ISSUE] (the Notes) under the U.S.$ 20,000,000,000 Euro Medium Term Note Programme established by it. The terms of the issue shall be as set out in the form of Final Terms attached to this Agreement as Annex 1.

This Agreement is supplemental to the Programme Agreement (the Programme Agreement) dated 21 July 2006 made between the Issuer, [Wachovia Corporation/Wachovia Bank, National Association] and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Programme Agreement.

We wish to record the arrangements agreed between us in relation to the issue:

1.	This Agreement appoints each Manager which is not a party to the Programme Agreement (each a New Dealer) as a New Dealer in accordance with the provisions of clause 11 of the Programme Agreement for the purposes of the issue of the Notes. Each Manager confirms that it is in receipt of the documents referenced below:

(a)	a copy of the Programme Agreement; and

(b)	a copy of such of the documents delivered under Appendix 1 of the Programme Agreement as it has requested.

For the purposes of the Programme Agreement the details of the Lead Manager for service of notices are as follows:

[insert name, address, telephone, facsimile and attention].

In consideration of the Issuer appointing each New Dealer as a Dealer in respect of the Notes under the Programme Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer, the Lead Manager (for itself and each of the other Dealers) and the Managers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations expressed to be assumed by a Dealer under the Programme Agreement, a copy of which it acknowledges it has received from the Lead Manager. The Issuer confirms that each New Dealer shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Programme Agreement provided that following the Issue Date of the Notes each New Dealer shall have no further such authority, rights, powers, duties or obligations except for any which have accrued or been incurred prior to, or in connection with, the issue of the Notes.

2.	Subject to the terms and conditions of the Programme Agreement and this Agreement the Issuer agrees to issue the Notes and the Managers jointly and severally agree to subscribe or procure subscribers for the Notes at a price of [specify] per cent. of the principal amount of the Notes (the Purchase Price), being the issue price of [specify] per cent. less a selling [commission/concession] of [specify] per cent. of such principal amount and a combined management and underwriting commission of [specify] per cent. of such principal amount.

3.	The settlement procedures set out in Part 2 of Annex 1 to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(a)	the sum payable on the Issue Date shall represent the Purchase Price less any amount payable in respect of Managers’ expenses as provided in the agreement referred to in clause 4 of this Agreement;

(b)	Issue Date means [specify] a.m. ([specify] time) on [specify] or such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree; and

(c)	Payment Instruction Date means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for general business in London) prior to the Issue Date.

4.	The arrangements in relation to expenses have been separately agreed between the Issuer and the Lead Manager.

5.	The obligation of the Managers to purchase the Notes is conditional upon:

(a)	the conditions set out in subclause 3.2 (other than that set out in subclause 3.2(f)) of the Programme Agreement being satisfied as of the Payment Instruction Date (on the basis that the references therein to relevant Dealer shall be construed as references to the Lead Manager) and without prejudice to the aforesaid, the Offering Circular dated • July 2006 containing all material information relating to the assets and liabilities, financial position and profits and losses of the Issuer and nothing having happened or being expected to happen which would require the Offering Circular[, as so supplemented,] to be [further] supplemented or updated; and

(b)	the delivery to the Lead Manager on the Payment Instruction Date of:

(i)	legal opinions addressed to the Managers dated the Payment Instruction Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require from Sullivan & Cromwell LLP, legal advisers to the Issuers as to New York and U.S. federal law, in-house legal counsel to the Corporation as to North Carolina law and from Allen & Overy LLP, the legal advisers to the Managers as to New York and U.S. federal securities and tax law;

(ii)	a certificate dated the Payment Instruction Date signed by a duly authorised officer of the Issuer giving confirmation to the effect stated in subclause 5(a);

(iii)	comfort letters dated the date of this Agreement and the Payment Instruction Date from the independent auditors of the Issuer, in such form and with such content as the Managers may reasonably request; and

(iv)	such other conditions precedent as the Lead Manager may require.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on that date and the parties to this Agreement shall be under no further liability arising out of this Agreement (except for any liability of the Issuer in relation to expenses as provided in the agreement referred to in clause 4 and except for any liability arising before or in relation to termination), provided that the Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions (other than the condition precedent contained in subclause 3.2(c) of the Programme Agreement) or any part of them.

6.	The Lead Manager, on behalf of the Managers, may, by notice to the Issuer, terminate this Agreement at any time prior to payment of the net purchase money to the Issuer if, in the opinion of the Lead Manager (after consultation with the Issuer, if practicable):

(i)	there are:

(A)	any circumstances such as to prevent or to a material extent restrict payment for the Notes in the manner contemplated in this Agreement; or

(B)	any circumstances such as to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

(ii)	there has been any change in national or international political, legal, tax or regulatory conditions or any calamity or emergency, which has in its view caused a substantial deterioration in the price and/or value of the Notes, between the Agreement Date and the Issue Date for the Notes and, upon notice being given, the parties to this Agreement shall (except for any liability of the Issuer in relation to expenses as provided in the agreement referred to in clause 4 of this Agreement and except for any liability arising before or in relation to termination) be released and discharged from their respective obligations under this Agreement.

7.	Clause 21 of the Programme Agreement shall also apply to this Agreement as if expressly incorporated herein.

8.	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,

For:	[WACHOVIA CORPORATION/WACHOVIA BANK, NATIONAL ASSOCIATION]

By:

We confirm that this letter correctly sets out the arrangements agreed between us.

For:	[NAMES OF MANAGERS]

By:

ANNEX 1

TO THE SUBSCRIPTION AGREEMENT

[Final Terms to be inserted once finalised]

SIGNATORIES

The Issuer

WACHOVIA CORPORATION

By:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

The Dealers

ABN AMRO BANK N.V.

BARCLAYS BANK PLC

THE ROYAL BANK OF SCOTLAND PLC

UBS LIMITED

WACHOVIA SECURITIES

Each by its duly authorised signatory: